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                                                                  Exhibit 23(c)


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                                  CROWE CHIZEK

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of Park National Corporation of our report dated January 22, 1997 related to the consolidated balance sheets of First-Knox Banc Corp. as of December 31, 1996 and 1995 and the related statements of income, shareholders' equity and cash flows for each of the three years in the period ending December 31, 1996. We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.


                                             /S/ Crowe, Chizek and Company LLP

                                             Crowe, Chizek and Company LLP

Columbus, Ohio
March 4, 1997